Exhibit 10.11

US Senior Executive Section 16 Form

STERLING CHECK CORP.
2021 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK GRANT NOTICE1

Sterling Check Corp. a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Shares of Restricted Stock set forth below. The Restricted Stock is subject to all of the terms and conditions as set forth in this Grant Notice (the “Notice”), in the Restricted Stock Agreement - Time Vesting Form attached hereto as Exhibit A (the “Agreement”) and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Agreement or, if not defined therein, in the Plan, unless the context requires otherwise.

Participant:	[__]
Grant Date:	[__]
Number of Shares of Restricted Stock:	[__]
Vesting Schedule:
Subject to the Participant’s not having experienced a Termination as of the applicable Vesting Date, the Restricted Shares shall vest according to the following schedule:
25% of Covered Shares on the 1st Anniversary of the Grant Date
25% of Covered Shares on the 2nd Anniversary of the Grant Date
25% of Covered Shares on the 3rd Anniversary of the Grant Date
25% of Covered Shares on the 4th Anniversary of the Grant Date
If the Participant’s service is terminated in a Qualifying Termination prior to the 4th Anniversary of the Grant Date, the Restricted Shares scheduled to vest during the one (1) year period following the Termination Date shall become vested on the Termination Date.
If a Change in Control occurs and during the 3 month period preceding or the 24 month period following such Change in Control, the Participant’s service is Terminated in a Qualifying Termination, all unvested Restricted Shares shall become fully vested upon the date of the Participant’s Termination.

The Restricted Stock shall be subject to the execution and return of this Notice by the Participant to the Company within thirty (30) days of the date hereof (including by utilizing an electronic signature and/or web-based approval and notice process or any other process as may be authorized by the
1 Applicable only to certain Executive Officers

Company). By executing this Notice, the Participant acknowledges that his or her agreement to the covenants set forth in Section 8 of the Agreement is a material inducement to the Company in granting this Award to the Participant.
This Notice may be executed by facsimile or electronic means (including, without limitation, PDF) and in one or more counterparts, each of which shall be considered an original instrument, but all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Notice as of the Grant Date set forth above.

STERLING CHECK CORP.

By:
Name:
Title:

PARTICIPANT2

By:
Name:

2 To the extent that the Company has established, either itself or through a third party plan administrator, the ability to accept this Award electronically, such acceptance shall constitute the Participant’s signature hereto.
[Signature Page to Restricted Stock Grant Notice]

STERLING CHECK CORP.
2021 OMNIBUS EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
TIME VESTING FORM
Pursuant to the Restricted Stock Grant Notice (the “Notice”) delivered to the Participant (as defined in the Notice), and subject to the terms of this Restricted Stock Agreement (this “Agreement”) and the Sterling Check Corp. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Sterling Check Corp. (the “Company”) and the Participant agree as follows:
1.Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below. Terms not otherwise defined herein will have the meanings ascribed to them in the Plan and, if not defined therein, to the extent a Participant is a party to an Employee Agreement (as defined below), the definition in the Employee Agreement shall control.
(a)“Agreement” means this Restricted Stock Agreement.
(b)“Cause” has the same meaning given to such term in the employment agreement or severance agreement (the “Employee Agreement”) between the Participant and the Company or its affiliate, or if the Participant is not a party to an Employee Agreement, then “Cause” has the same meaning given to such term in the Plan.
(c)“Date of Termination” means the date that the Participant experiences a Termination (as defined in the Plan).
(d)“Qualifying Termination” means a Termination by the Company or a Subsidiary without Cause or due to the Participant’s resignation for Good Reason (as defined in the Employee Agreement).
(e)“Restrictive Covenants” shall have the meaning set forth in Section 8.
(f)“Restricted Shares” means the aggregate number of Shares of Restricted Stock granted pursuant to the Notice and this Agreement, as set forth in the Notice.
(g)“Vesting Date” means the date on which the Award becomes vested with respect to a portion of the Restricted Shares, pursuant to the Notice.
2.Issuance of Restricted Shares.
(a)Award. The Participant is hereby granted the Restricted Shares upon the terms and conditions set forth in this Agreement.
(b) Restrictions on Transfer and Legend on Stock Certificate. Unless otherwise determined by the Committee, the Company will retain possession of certificates for Restricted Shares until all restrictions on such Restricted Shares have lapsed. Each certificate for Restricted Shares, unless held by the Company, will contain a legend giving appropriate notice of the restrictions in the award of Restricted Stock. With respect to book entry Restricted Shares issued to the Participant, the Committee may cause appropriate stop-transfer instructions to be delivered to the account custodian, administrator, or the Company’s corporate secretary as determined by the Committee in its sole discretion. The Committee may determine that the Company will not issue certificates for the Restricted Shares until all restrictions on such Restricted Shares have lapsed. Subject to the provisions of Sections 3 and 5 of this Agreement, upon the lapse of the restrictions on Restricted Shares, the Committee shall cause a stock certificate or evidence of book entry Restricted Shares to be delivered to the Participant with respect to such Restricted Shares, free of all restrictions hereunder. The Participant shall deliver to the Company a duly-executed blank stock power in a form to be provided by the Company.  The Company may provide a reasonable delay in the issuance or delivery of vested Shares as it determines appropriate to address tax withholding and other administrative matters.
(c)Section 83(b) Election. Section 83 of the Code provides that the Participant is not subject to federal income tax until the restrictions on the Restricted Shares lapse. If the Participant chooses, the Participant may make an election under Section 83(b) of the Code, which would cause the Participant to recognize income as of the Grant Date in the amount equal to the Fair Market Value of the Restricted Shares (determined as of the Grant Date). If the Participant chooses to make an election under Section 83(b) of the Code, such Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the Grant Date and promptly filed with the Company. The Participant acknowledges that it is the Participant’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30)-day period may result in the recognition of ordinary income when the restrictions lapse. The Participant should consult his or her personal tax advisor about the effect of filing or failing to file an election under Section 83(b) of the Code. The form for making a Section 83(b) election is attached as Exhibit A.
3.Vesting.
(a)Vesting. The Restricted Shares granted by this Agreement shall vest as provided in the Notice.
(b)Termination. Any unvested Restricted Shares, together with any other assets or securities in respect of such Restricted Shares (e.g., dividends) as of the Participant’s Date of Termination with the Company for any reason (the “Unvested Shares”), shall be forfeited and deemed retransferred to and reacquired by the Company, without consideration, effective as of the Date of Termination, and the Participant shall forfeit all rights in connection with the Unvested Shares; provided, however, that upon a Qualifying Termination prior to a Change in Control, the Unvested Shares shall not automatically be forfeited as a result of such Termination and shall remain eligible to vest solely upon the consummation of a Change in Control that occurs within three (3) months following the Participant’s Date of Termination; provided, further, that upon a Termination for Cause, all Restricted Shares (whether vested or unvested), together with any other assets or securities in respect of such Restricted Shares (e.g., dividends) shall be forfeited and deemed retransferred to and reacquired by the Company, without consideration. Upon forfeiture of any Restricted Shares, this Award shall be cancelled with respect to such Restricted Shares and the Company shall have no further obligation hereunder with respect to such Restricted Shares.
(c)Prohibitions on Vesting After Termination. Except for any vesting that may occur in connection with a Change in Control that occurs within three (3) months prior to a Qualifying Termination, no Restricted Shares shall vest following the Participant’s Date of Termination.
4.Forfeiture Events; Clawback; Forfeiture. The Participant agrees and acknowledges that this grant of Restricted Stock is subject to Section 14.2 of the Equity Plan including, without limitation, the terms of any clawback policy maintained by the Company, whether adopted prior to or subsequent to the Grant Date, or as required by law, regulation, or exchange requirement, as it may be amended from time to time.
5.Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and rights to dividends or other distributions; provided, that (i) the Shares shall be subject to the limitations on transfer and encumbrance set forth in this Agreement and the Plan and (ii) no dividends or other distributions made in respect of any Restricted Shares shall be paid to the Participant unless and until the Restricted Shares have become vested.

6.No Issuance in Violation of Law. The issuance or delivery of any stock certificates representing Restricted Shares pursuant to this Agreement may be postponed by the Company if and to the extent the Company determines that such issuance or delivery would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Shares are traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.
7.Withholding. The Participant shall pay or make adequate provision for any federal, state, local and other withholding tax obligations of the Company. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. If approved in advance by the Committee and subject to applicable law, the Participant may, in satisfaction of such withholding tax obligations, elect to (a) have withheld a portion of the Restricted Shares, (b) surrender Shares owned by the Participant prior to the vesting of the Restricted Shares, in each case having an aggregate Fair Market Value equal to such tax withholding, or (c) utilize such other method as deemed acceptable by the Committee. All withholding tax obligations hereunder will be satisfied through Share withholding as a result of which the number of Shares to be delivered upon the lapse of the restrictions on Restricted Shares will be reduced by a number of Shares having an aggregate Fair Market Value equal to the aggregate withholding tax obligations.
8.Restrictive Covenants. For the avoidance of doubt, from and after the Grant Date, if and to the extent the Participant is party to an Employee Agreement that provides for restrictive covenants relating to nondisclosure of confidential information, noncompetition, nonsolicitation, and/or nondisparagement, the Participant hereby acknowledges and reaffirms such covenants as a condition to receiving this grant of Restricted Stock, and shall be subject to the provisions of such Employee Agreement and shall not be subject to the following provisions of this Section 8; otherwise the Participant shall be subject to the provisions of this Section 8:
(a)Confidential Information. As a result of the Participant’s work for the Company, the Participant may develop or acquire knowledge of Confidential Information relating to any member of the Company Group (including, in each case, its business, potential business or that of its customers or suppliers or their respective affiliates) (the “Company Parties”). “Confidential Information” includes all trade secrets, know-how, show-how, technical, operating, financial, and other business information and materials, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding source codes, software programs, computer systems, logos, designs, graphics, writings or other materials, algorithms, formulae, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, procedures, inventions, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, customer and supplier lists, and customer and supplier information. Confidential Information does not include general skills, experience or information that is generally available to the public, other than information which has become generally available as a result of the Participant’s direct or indirect act or omission. With respect to Confidential Information of the Company Parties, the Participant agrees that:
(i)the Participant will use it only in the performance of the Participant’s duties for the Company. The Participant will not use it at any time (during or after Participant’s employment or service) for the Participant’s personal benefit, for the benefit of any other person or firm, or in any manner adverse to the interests of the Company Parties;
(ii)the Participant will not disclose it at any time (during or after Participant’s employment or service) except to authorized Company personnel, unless the Company expressly consents in advance in writing or unless the information becomes clearly of public knowledge or enters the public domain (other than through an unauthorized disclosure by the Participant or through a disclosure not by the Participant which the Participant knew or reasonably should have known was an unauthorized disclosure), or to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency;
(iii)the Participant will safeguard it by all reasonable steps and abide by all policies and procedures of the Company and its customers in effect from time to time regarding storage, copying, destroying, publication or posting, or handling of such Confidential Information, in whatever medium or format that Confidential Information takes;
(iv)the Participant will execute and abide by all confidentiality agreements which the Company reasonably requests the Participant to sign or abide by, whether those agreements are for the benefit of the Company, an affiliate, a supplier, or an actual or a potential customer thereof; and
(v)the Participant will return all materials containing or relating to Confidential Information, together with all other Company property (including, without limitation, laptop computers, cell phones, documents and other equipment) to the Company, when the Participant’s employment and other service with the Company and its subsidiaries terminates or otherwise on demand and, at that time the Participant will certify to the Company, in writing, that the Participant has complied with this Agreement. The Participant shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Company or the customers, suppliers, or affiliates of the foregoing. Notwithstanding the above provisions of this Section 8(a), the Participant shall be permitted to retain the Participant’s personal contact list and personal files (including those relating to the Participant’s compensation, benefits, entitlements and obligations).
(b)Intellectual Property.
(i)The Participant acknowledges and agrees that all patent, trademark, copyright, trade secret and other intellectual property rights (the “Intellectual Property”) which the Participant conceives, makes, obtains or develops prior to, on, or after the date hereof and during the term of the Participant’s employment or other service with the Company or any of its subsidiaries or affiliates (whether during or outside of working hours) and which is related in any way to the business of the Company Parties is and will be the sole property of the Company Parties as “works for hire” (as that term is used under U.S. copyright law), regardless of whether or not patent, trademark, copyright and/or other intellectual property right applications are or can be filed on such Intellectual Property; provided, however, that the Company Parties shall not own Intellectual Property for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which was developed entirely on the Participant’s time, and (A) which does not relate in any way (I) to the business of the Company or (II) to the actual or demonstrably anticipated research or development of the Company, and (B) which does not result from any work performed by the Participant for the Company.
(ii)Subject to Section 8(b)(i), to the extent that title to any such Intellectual Property, contributions or inventions do not, by operation of law, vest in the Company, the Participant hereby irrevocably assigns to the Company all right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that the Participant may have or may acquire in and to all such Intellectual Property, contributions and inventions, benefits and/or rights resulting therefrom, and agrees to promptly execute any further specific assignments related to such Intellectual Property, contributions or inventions, benefits and/or rights at the request of the Company.
(iii)Subject to Section 8(b)(i), the Participant will make full and prompt disclosure to the Company of all Intellectual Property and, at the Company’s request and expense (but without additional compensation to the Participant), will at any time and from time to time during and after the Participant’s employment or other service with the Company execute and deliver to the Company such applications, assignments and other papers and take such other actions (including but not limited to testifying in any legal proceedings) at the Company’s expense as the Company, in its sole discretion, considers necessary to vest, perfect, defend or maintain the Company’s rights in and to such Intellectual Property.
(c)Noncompetition. The Participant agrees that during the course of the Participant’s employment or other service with any Company Party and during the period of twelve (12) months commencing from the Date of Termination (the “Restricted Period”), the Participant will not, without the express prior written consent of the Company, anywhere, either directly or indirectly, whether alone or as an owner, shareholder, partner, member, joint venturer, officer, director, consultant, independent contractor agent, employee or otherwise, assist in, engage in or otherwise be connected to or benefit from any Competitive Business. For purposes of this Agreement, a “Competitive Business” is one that engages in or provides, or intends to engage in or provide, employment, volunteer or tenant-related background checks and related services or engages in any other business that is the same or substantially the same as any business engaged in or in development by the Company as of the Date of Termination. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Participant’s passive ownership of less than two percent (2%) of the outstanding shares of any publicly traded corporation that conducts a business competitive with that of the Company.
(d)Nonsolicitation. The Participant further agrees that, during the course of the Participant’s employment or other service with any Company Party and during the period of two (2) years commencing from the Date of Termination, the Participant will not, without the express prior written consent of the Company, directly or indirectly, (i) in connection with a Competitive Business, solicit, transact business with or perform services for (or assist any third party in soliciting, transacting business with or performing any services for) any person or entity that is or was (at any time within twelve (12) months prior to the contact, communication, solicitation, transaction of business, or performance of services), a customer or prospective customer (as defined below) of any Company Party; (ii) hire or solicit or encourage any employee of any Company Party to leave the employment of such Company Party, in each case except for general solicitations of employment by the Participant (or its affiliates, including solicitations through employee search firms or similar agents) not specifically directed towards employees of any Company Party; or (iii) interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between any Company Party and any of its customers, suppliers, vendors, lessors, independent contractors, agents or employees. A “prospective customer” is any individual or entity with respect to whom or which any Company Party was engaged in a solicitation at any time during the twelve (12) months preceding the Date of Termination and in which solicitation the Participant was in any way involved or otherwise had knowledge of or reasonably should have had knowledge of.
(e)Nondisparagement. From and after the Grant Date and at all times thereafter, the Participant shall not, to the fullest extent permissible by law, make, directly or indirectly, any public or private statements, or verbal or nonverbal, direct or indirect communications that are or could be harmful to, reflect negatively on, or that are otherwise disparaging of, any member of the Company Group and/or their respective businesses, or any of their past, present or future officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards.
(f)Reasonable Restrictions/Damages Inadequate Remedy. The Participant acknowledges that the restrictions contained in this Section 8 are reasonable and necessary to protect the legitimate business interests of the Company and that any breach or threatened breach by the Participant of any provision contained in this Section 8 may result in immediate irreparable injury to the Company for which a remedy at law may be inadequate. The Participant further acknowledges that the restrictions contained in this Section 8(c) will not prevent the Participant from earning a livelihood during the Restricted Period. Accordingly, the Participant acknowledges that the Company shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach by the Participant of the provisions of this Section 8. Any remedy specified by any provision of this Agreement shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.
(g)Separate Covenants. The parties intend that the covenants and restrictions in this Section 8 be given the broadest interpretation permitted by law. Accordingly, in the event that any of the provisions of this Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants and restrictions contained in this Section 8 shall be deemed a series of separate covenants and restrictions, one for each of the fifty states of the United States of America and any other jurisdiction. If the covenants of this Section 8 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce such covenants in any other jurisdiction. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Section 8, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.
9.Transferability. The Restricted Shares are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.
10.Exercisability Following Death. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the legal representative of the estate of the Participant.
11.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it acting reasonably and in good faith with respect to the Agreement is final and binding on all persons.
12.Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
13.Not an Employment Contract. The Award will not confer on the Participant any right with respect to continuance of employment or other service with any member of the Company Group, nor will it interfere in any way with any right any member of the Company Group would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.
14.Representation. The Participant acknowledges and represents to the Company that, as of the date hereof, it is the Participant’s good faith intention that the Participant will be acquiring the Restricted Shares solely for the Participant’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution of the Restricted Shares.
15.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the

Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal business office.
16.Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to its principles of conflict of laws.
17.Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.
18.Waiver. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
19.Headings. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.
20.Binding Effect. This Agreement shall be binding upon the parties hereto, together with their personal executors, administrators, successors, personal representatives, heirs and permitted assigns.
21.Entire Agreement. This Agreement, together with the Notice and the Plan, supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof.

Exhibit A
Section 83(b) Election

The undersigned taxpayer elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in gross income as compensation for services rendered the excess (if any) of the fair market value of property received in connection with such services over the amount paid for the property (if any), and supplies the following information in accordance with the regulations promulgated thereunder.
1.The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:
TAXPAYER'S NAME:
TAXPAYER'S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR: Calendar Year 2021
2.The property which is the subject of this election is: Common stock of Sterling Check Corp.
3.The property was transferred to the undersigned on: .
4.The properly is subject to the following restrictions: Subject to a vesting schedule, the taxpayer’s rights in and to a portion of the property may be forfeited.
5.The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation Section 1.83-3(h)) is: $      .
6.For the property transferred, the undersigned paid $0.
7.The amount to include in gross income is $ .
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.
Dated: ________________________
Taxpayer Signature: _____________________
Taxpayer Name: ________________________